EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2017 Third Quarter Financial Results

Highlights:

  Third quarter 2017 diluted earnings per share was $0.20 compared to diluted earnings per share of $0.10 in the third quarter of 2016. Excluding a non-recurring gain and severance costs described below, our diluted earnings per share would have been $0.15.
  Revenues for the third quarter increased 1.8%, or $1.5 million, compared to the same quarter of 2016.
  Environmental Services revenues increased 7.3%, or $3.8 million, compared to the third quarter of 2016.
  EBITDA was $11.8 million in the third quarter compared to EBITDA of $8.0 million in the third quarter of 2016. Excluding a non-recurring gain and severance costs, our third quarter EBITDA would have been $10.6 million.

ELGIN, Ill., Oct. 18, 2017 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the third quarter which ended September 9, 2017.

Third Quarter Review

Revenues for the third quarter of 2017 were $83.3 million compared to $81.9 million for the same quarter of 2016, an increase of 1.8%.

Operating margin decreased to 19.6% compared to 20.5% in the third quarter of 2016 as both of our reporting segments experienced higher costs in certain areas. Our third quarter SG&A expense as a percentage of revenue remained flat at 14.2% compared to the third quarter of 2016 as we incurred higher severance and compensation expenses which were offset by significantly lower legal fees compared to the prior year.

Net income attributable to common shareholders for the third quarter was $4.7 million compared to net income attributable to common shareholders of $2.3 million in the year earlier quarter. Basic earnings per share was $0.21 in the third quarter of fiscal 2017 compared to basic earnings per share of $0.10 in the third quarter of fiscal 2016. Pre-tax income during the third quarter of 2017 includes a $3.1 million gain on the sale of property, partially offset by $1.2 million of severance cost from the departure of our Chief Operating Officer during the third quarter.

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenue was $55.0 million during the quarter compared to $51.3 million during the third quarter of fiscal 2016 as the Company saw growth in all of our services lines except for our field services business during the quarter.  Environmental Services operating margin was 27.2% compared to 29.4% in 2016. The decline in operating margin was primarily due to higher labor costs due to the addition of sales and service resources along with higher solvent and workers' compensation expense, partly offset by lower disposal costs.

President and CEO Brian Recatto commented, "We are pleased with the growth rate achieved in this segment during the quarter and we continue to invest the resources required to drive additional growth."

Our Oil Business segment includes used oil collection activities, sales of recycled fuel oil, and re-refining activities. During the third quarter of fiscal 2017, Oil Business revenues decreased 7.5% to $28.3 million compared to $30.6 million in the third quarter of fiscal 2016. Oil Business segment operating margin was 4.9% in the third quarter of 2017 compared to 5.7% in the third quarter of fiscal 2016. During the third quarter of fiscal 2017 rail service issues with one of our vendors negatively impacted our Oil Business revenues by approximately $1.0 million and negatively impacted operating profit in this segment by approximately $0.5 million. Additionally, incremental expenses due to a planned, extended shutdown at our re-refinery negatively impacted Oil Business operating profit by approximately $0.4 million during the quarter.

Brian Recatto commented, "Despite additional costs associated with a scheduled, extended shutdown during the beginning of our third quarter and logistical challenges caused by railroad service disruptions, we were still able to generate operating margin of almost 5%. The capital improvements completed during the shutdown should allow us to reduce future downtime and improve profitability."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate businesses that we acquire; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil processing facilities including other re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 3, 2017 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses.  Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection, recycling and product sales, and field services.  These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens.  Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses.  Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants.  Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products.  Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 83 branches serving over 90,000 customer locations.

Conference Call

The Company will host a conference call on Thursday, October 19, 2017 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results.  Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/ and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.

CONTACT

Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	September 9, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$33,452	$36,610
Accounts receivable - net	45,881	47,533
Inventory - net	20,934	18,558
Other current assets	6,832	6,094
Total Current Assets	107,099	108,795
Property, plant and equipment - net	128,123	131,175
Equipment at customers - net	23,052	23,033
Software and intangible assets - net	17,607	19,821
Goodwill	31,580	31,483
Total Assets	$307,461	$314,307

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$26,730	$30,984
Current maturities of long-term debt	—	6,936
Accrued salaries, wages, and benefits	5,693	6,312
Taxes payable	7,601	6,729
Other current liabilities	2,725	3,245
Total Current Liabilities	42,749	54,206
Long-term debt, less current maturities	28,651	56,518
Deferred income taxes	13,210	5,314
Total Liabilities	$84,610	$116,038

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 22,879,830 and 22,300,007 shares issued and outstanding at September 9, 2017 and December 31, 2016, respectively	$229	$223
Additional paid-in capital	192,416	185,099
Retained earnings	29,638	12,227
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	222,283	197,549
Noncontrolling interest	568	720
Total Equity	$222,851	$198,269
Total Liabilities and Stockholders' Equity	$307,461	$314,307

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Third Quarters Ended,		First Three Quarters Ended,
	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016

Revenues
Product revenues	$29,283	$27,182	$88,095	$75,582
Service revenues	54,048	54,690	162,071	165,295
Total revenues	$83,331	$81,872	$250,166	$240,877

Operating expenses
Operating costs	$63,649	$61,695	$188,210	$187,654
Selling, general, and administrative expenses	10,955	10,726	33,871	34,455
Depreciation and amortization	4,186	4,196	12,501	12,442
Other (income) expense - net	(3,078)	1,439	(11,112)	1,238
Operating income	7,619	3,816	26,696	5,088
Interest expense – net	276	463	775	1,432
Income before income taxes	7,343	3,353	25,921	3,656
Provision for income taxes	2,586	942	9,361	1,140
Net income	4,757	2,411	16,560	2,516
Income attributable to noncontrolling interest	53	76	158	117
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$4,704	$2,335	$16,402	$2,399

Net income per share: basic	$0.21	$0.10	$0.73	$0.11
Net income per share: diluted	$0.20	$0.10	$0.72	$0.11

Number of weighted average shares outstanding: basic	22,686	22,267	22,515	22,246
Number of weighted average shares outstanding: diluted	22,970	22,550	22,813	22,417

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

Third Quarter Ended,
September 9, 2017
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$5,623	$23,660	$—	$29,283
Service revenues	49,419	4,629	—	54,048
Total revenues	$55,042	$28,289	$—	$83,331
Operating expenses
Operating costs	38,298	25,351	—	63,649
Operating depreciation and amortization	1,794	1,555	—	3,349
Profit before corporate selling, general, and administrative expenses	$14,950	$1,383	$—	$16,333
Selling, general, and administrative expenses			10,955	10,955
Depreciation and amortization from SG&A			837	837
Total selling, general, and administrative expenses			$11,792	$11,792
Other (income) - net			(3,078)	(3,078)
Operating income				7,619
Interest expense – net			276	276
Income before income taxes				$7,343

Third Quarter Ended,
September 10, 2016
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Product revenues	$4,691	$22,491	$—	$27,182
Service revenues	46,591	8,099	—	54,690
Total revenues	$51,282	$30,590	$—	$81,872
Operating expenses
Operating costs	34,456	27,239	—	61,695
Operating depreciation and amortization	1,742	1,618	—	3,360
Profit before corporate selling, general, and administrative expenses	$15,084	$1,733	$—	$16,817
Selling, general, and administrative expenses			10,726	10,726
Depreciation and amortization from SG&A			836	836
Total selling, general, and administrative expenses			$11,562	$11,562
Other (income) - net			1,439	1,439
Operating income				3,816
Interest expense – net			463	463
Income before income taxes				$3,353

First Three Quarters Ended,
September 9, 2017
(Thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$17,215	$70,880	—	$88,095
Service revenues	146,135	15,936	—	162,071
Total revenues	$163,350	$86,816	$—	$250,166
Operating expenses
Operating costs	111,419	76,791	—	188,210
Operating depreciation and amortization	5,341	4,624	—	9,965
Profit before corporate selling, general, and administrative expenses	$46,590	$5,401	$—	$51,991
Selling, general, and administrative expenses			33,871	33,871
Depreciation and amortization from SG&A			2,536	2,536
Total selling, general, and administrative expenses			$36,407	$36,407
Other (income) - net			(11,112)	(11,112)
Operating income				26,696
Interest expense – net			775	775
Income before income taxes				$25,921

First Three Quarters Ended,
September 10, 2016
(Thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Product revenues	$14,826	$60,756	$—	$75,582
Service revenues	141,254	24,041	—	165,295
Total revenues	$156,080	$84,797	$—	$240,877
Operating expenses
Operating costs	106,892	80,762	—	187,654
Operating depreciation and amortization	5,166	4,789	—	9,955
Profit (loss) before corporate selling, general, and administrative expenses	$44,022	$(754)	$—	$43,268
Selling, general, and administrative expenses			34,455	34,455
Depreciation and amortization from SG&A			2,487	2,487
Total selling, general, and administrative expenses			$36,942	$36,942
Other expense - net			1,238	1,238
Operating income				5,088
Interest expense – net			1,432	1,432
Income before income taxes				$3,656

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,

(thousands)	September 9, 2017	September 10, 2016	September 9, 2017	September 10, 2016
Net income	$4,757	$2,411	$16,560	$2,516

Interest expense - net	276	463	775	1,432

Provision for income taxes	2,586	942	9,361	1,140

Depreciation and amortization	4,186	4,196	12,501	12,442

EBITDA (a)	$11,805	$8,012	$39,197	$17,530

Legal Fees (b)	—	1,805	727	5,044

Fines and Restitution (c)	—	1,579	—	1,579

Non-cash compensation (d)	616	138	1,962	897

Inventory write down(e)	—	—	—	1,651

Gain on sale of property(f)	(3,071)	—	(3,071)	—

Severance of COO(g)	1,221	—	1,221	—

Gain from Arbitration award(h)	—	—	(5,136)	—

Gain from settlement with sellers of FCCE(i)	—	—	(3,600)	—

Adjusted EBITDA(j)	$10,571	$11,534	$31,300	$26,701

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Legal fees incurred to resolve routine and non-routine matters stemming from the acquisition of FCC Environmental and International Petroleum Corp.

(c)	Fines and restitution related to activities at FCC Environmental and International Petroleum Corp. prior to our acquisition of these companies.

(d)	Non-cash compensation expenses which are recorded in SG&A

(e)	The write down of inventory values resulted in lower carrying costs for certain types of inventories. Depending on various factors, it is possible that these lower inventory values may result in lower cost of sales in future periods and thereby positively impact profitability in future periods.

(f)	Gain from having sold a facility located in Pompano Beach, Florida.

(g)	Severance charges related to the departure of our COO.

(h)	Gain from partial award for claims made in our arbitration related to our acquisition of FCC Environmental and International Petroleum Corp. in 2014.

(i)	Settlement of disputes related to the acquisition of FCC Environmental and International Petroleum Corp. of Delaware.

(j)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net earnings (loss) and adjusted net earnings (loss) per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net earnings and adjusted net earnings per share provide investors and management useful information about the earnings impact of the settlement received in the third fiscal quarter of 2017.

Reconciliation of our Net Earnings and Net Earnings Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings and Non-GAAP Adjusted Net Earnings Per Share
(Dollars in thousands, except per share data)

	Third Quarter Ended,

	September 9, 2017	September 10, 2016

GAAP net earnings	$4,704	$2,335

Gain on sale of property	(3,071)	—

Severance of COO	1,221	—

Legal fees	—	1,805

Restitution	—	1,059

Fines	—	520

Net tax effect of items above	691	(774)

Adjusted net earnings	$3,545	$4,945

GAAP diluted earnings per share	$0.20	$0.10

Gain on sale of property per share	(0.13)	—

Severance of COO per share	0.05	—

Legal fees per share	—	0.08

Restitution per share	—	0.05

Fines per share	—	0.02

Net tax effect per share of items above	0.03	(0.03)

Adjusted diluted earnings per share	$0.15	$0.22